UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2003

Commission File Number 1-5097

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State of Incorporation)	39-0380010 (I.R.S. Employer Identification No.)

5757 N. Green Bay Avenue P.O. Box 591 Milwaukee, Wisconsin (Address of principal executive offices)	53201 (Zip Code)

Registrant’s telephone number, including area code: (414) 524-1200

ITEM 5 OTHER EVENTS
ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press release
EX-99.2 Press release
EX-99.3 Press release
EX-99.4 Press Release

ITEM  5  OTHER EVENTS

Johnson Controls, Inc. (JCI) issued a press release on July 23, 2003 announcing that it has completed the acquisition of Borg Instruments AG, an automotive electronics company. A copy of this press release is attached as Exhibit 99.1 and incorporated herein by reference. Item 2 of Form 8-K does not apply to the acquisition because the acquisition is not large enough.

On July 23,  2003, JCI entered an agreement with James H. Keyes, who is currently Chairman of the Board of JCI. The agreement provides for Mr. Keyes’ retirement from employment and the position of Chairman of the Board effective after January 1,  2004. The agreement specifies Mr. Keyes’ compensation during the period through December 31,  2003, and provides for a further period of consultancy thereafter for nine months to assist the Company in its transition in consideration for a fee. The agreement is attached as Exhibit 99.2  and incorporated herein by reference. JCI issued a press release on July 23, 2003 announcing: the election of John M. Barth, President and Chief Executive Officer of JCI, to the additional post of Chairman effective January 1, 2004, that the Board of Directors of JCI authorized a regular quarterly cash dividend of $.36 per common share, and that Frank A. Voltolina, who became JCI’s Vice President and Treasurer on June 24,  2003, was elected a corporate officer. A copy of this press release is attached as Exhibit 99.3 and incorporated herein by reference .

JCI issued a press release on July 23, 2003 announcing that its Shareholder Rights Plan will expire on July 31, 2003. A copy of this press release is attached as Exhibit 99.4 and incorporated herein by reference.

ITEM  7  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits:

99.1  Press release issued by the registrant on July 23, 2003.
99.2  Letter agreement relating to James H. Keyes’ retirement.
99.3  Press release issued by the registrant on July 23, 2003.
99.4  Press release issued by the registrant on July 23, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

BY:	/s/ Stephen A. Roell Stephen A. Roell Senior Vice President and Chief Financial Officer

Date: July 29, 2003

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release issued by the registrant on July 23, 2003.
99.2	Letter agreement relating to James H. Keyes’ retirement.
99.3	Press release issued by the registrant on July 23, 2003.
99.4	Press release issued by the registrant on July 23, 2003.